UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 23, 2018

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54563 (Commission File Number)	27-2635666 (I.R.S. Employer Identification No.)

P.O. Box 25 Jackson Center, PA 16133 (Address of principal executive offices) (zip code)

(814) 786-8849 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
[_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 23, 2018, Premier Biomedical, Inc. (the “Company” also referred to herein as “us,” “we” and “our”), entered into a Securities Purchase Agreement (the “Agreement”) between the Company and each of RedDiamond Partners LLC and SEG-RedaShex, LLC (the “Purchasers”) whereby we issued an aggregate of 150,000 shares of our Series B Convertible Preferred Stock (the “Series B Preferred Stock”), a newly created class of preferred stock described below, for $150,000 (the “Sale”).

In the Agreement, we agreed to reserve no less than 225 million shares of our common stock for conversion of the Series B Preferred Stock. The Purchasers have the right to participate in any future financing up to 100% of the financing for the next 12 months. We also agreed to refrain from issuing any shares of common stock or equivalents for 30 days after the Sale. The Agreement also prohibits the Company from entering into any agreement involving a Variable Rate Transaction for 8 months after the Sale. This is a transaction where we sell convertible debt or equity securities that are convertible into shares of common stock based on a conversion price that is based on the trading price of our common stock or at some price to be determined after the initial transaction.

In addition, the Agreement contains a most-favored nation provision whereby the Purchasers may exchange their shares of Series B Preferred Stock for securities issued in a Subsequent Financing on the same terms and conditions. The Purchasers also have anti-dilution rights that allow them to acquire shares of common stock at a lower conversion price if a person acquires shares of our common stock or equivalents at a price per share lower than the conversion price of the Series B Preferred Stock.

The Agreement also contains customary representations and warranties made by the Company and by the Purchasers. The Agreement also contains other certain terms and conditions which are common in such agreements, and reference is made herein to the text of the Agreement which will be filed in our next Annual Report on Form 10-K.

Section 3 – Securities and Trading Markets

Item 3.02    Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 above regarding the issuance of securities in the Sale is incorporated herein by reference.

The shares of preferred stock issued pursuant to the Agreement and in the transactions listed above were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The investors have represented that each is an accredited investor, as defined in Regulation D, and has acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

Section 5 – Corporate Governance and Management

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Sale, our Board of Directors designated a new class of preferred stock, the Series B Convertible Preferred Stock, and on November 26, 2018, we filed a Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. The Certificate of Designation provides for the issuance of up to 1,000,000 shares of Series B Preferred Stock, par value $0.001 per shares.

The Certificate of Designation provides, among other things, that holders of Series B Preferred Stock shall receive noncumulative dividends on an as-converted basis in the same form as any dividends to be paid out on shares of our common stock. Any dividends paid will first be paid to the holders of Series B Preferred Stok prior and in preference to any payment or distribution to holders of common stock. Other than as set forth in the previous sentence, the Certificate of Designation provides that no other dividends shall be paid on Series B Preferred Stock. Dividends on the Series B Preferred Stock are not mandatory or cumulative. There are no sinking fund provisions applicable to the Series B Preferred Stock, and the holders of Series B Preferred Stock have no redemption rights. The Corporation may redeem the Series B Preferred Stock upon 30 days’ prior notice at a price equal to the sum of 133% of the Original Issue Price plus the amount of any unpaid dividends on the shares to be redeemed. The Original Issue Price is set at $1.00 per share for the Series B Preferred Stock.

In the event of any liquidation, dissolution or winding up of the Company, the Series B Preferred Stock will be paid prior and in preference to any payment or distribution on any shares of common stock, or subsequent series of preferred stock, an amount per share equal to the Original Issue Price of the Series B Preferred Stock and the amount of any accrued or declared but unpaid dividends. The holders of the Series B Preferred Stock will then receive distributions along with the holders of the common stock on a pari passu basis according to the number of shares of common stock the Series B Preferred holders would be entitled if they converted their shares of Series B Convertible Preferred Stock at the time of such distribution.

Each share of Series B Preferred Stock is convertible at any time at the holder's option into that number of fully paid and nonassessable shares of our common stock equal to the quotient of the Conversion Principal Amount divided by the lesser of (a) the Fixed Conversion Price established by our Board of Directors on the date of conversion, and (b) the Fair Market Value. The Certificate of Designation defines Fair Market Value as 60% of the lowest Traded Price for the common stock for the previous fifteen (15) trading days prior to the Conversion Date on the market or exchange where our common stock is trading. The Conversion Principal Amount is equal to the Original Issue Price ($1.00) divided by nine-tenths (0.9). The Fixed Conversion Price is the price set by our Board of Directors upon conversion but in no event less than the last Traded Price of our common stock. Traded Price is defined as the price at which our common stock changes hands on the designated exchange or market.

Conversion of the Series B Preferred Stock is subject to a Beneficial Ownership Limitation that prohibits the conversion of the Series B Preferred Stock if the conversion would result in beneficial ownership by the holder and its affiliates of more than 4.99% of our outstanding shares of common stock. A holder of Series B Preferred Stock may increase its Beneficial Ownership Limitation up to 9.99% but only after 61 days have passed since the holder gave notice to the Company.

We are required to reserve authorized but unissued common stock for the full number of shares deliverable upon the conversion of all outstanding shares of all series of preferred stock.

The Series B Preferred Stock has no voting rights. The rights of the Series B Preferred Stock survive any reorganization, merger or sale of the Company.

As long as any shares of Series B Preferred Stock remain outstanding, the Certificate of Designation provides that without the approval of 75% of the holders of the outstanding Series B Preferred Stock, we may not (i) alter or change the rights, preferences, or privileges of the Series B Convertible Preferred Stock, (ii) increase or decrease the number of authorized shares of Series B Convertible Preferred Stock, or (iii) authorize the issuance of securities having a preference over or on par with the Series B Preferred Stock.

This foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the complete text of such certificate, a copy of which is filed herewith as Exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

 (d)
Exhibits

3.1	Certificate of Designation of the Series B Convertible Preferred Stock, dated November 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: November 29, 2018	/s/ William Hartman
By: William Hartman
Its: Chief Executive Officer